Exhibit 10.4

GUARANTY

In consideration of and as an inducement to the financial accommodations made or to be made by FIRST MERCHANTS BANK, an Indiana state bank (“Bank”), to Allure Global Solutions, Inc., a Georgia corporation (“AGS”), Creative Realities, Inc., a Minnesota corporation (“CRI”) and Reflect Systems, Inc., a Delaware corporation (“RS”), jointly and severally (AGS, CRI and RS, collectively, the “Borrowers”, and each a “Borrower”), and for other good and valuable consideration the receipt of which is acknowledged, CREATIVE REALITIES CANADA, INC., a corporation formed under the provincial laws of Ontario (the “Guarantor”), hereby unconditionally guarantees Bank the prompt payment and performance of all advances, principal, interest, liabilities, obligations, covenants and duties owing to Bank from any Borrower of any kind or nature, present or future, in each case arising under the Credit Agreement, by and among Borrowers and Bank dated as of the date hereof (as amended, restated, extended or supplemented, the “Credit Agreement”) or any of the Loan Documents, including without limitation, the Obligations, whether joint or several, due or to become due, now existing or hereafter arising; and as to the foregoing, including any amendments, restatements, modifications, or superseding documents to the foregoing; and all reasonable, documented, and out-of-pocket charges, expenses, fees, including but not limited to reasonable attorneys’ fees, and any other sums chargeable to any Borrower under the Credit Agreement or the other Loan Documents. All of the foregoing guaranteed obligations are referred to herein as the “Guaranteed Obligations”.

This Guaranty shall constitute a Loan Document as defined in the Credit Agreement. This is a Guaranty as defined in the Credit Agreement. Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

1.	Nature of Guaranty, Waivers.

1.1

This is a guaranty of payment and not of collection. This is an absolute, primary, and continuing obligation and will remain in full force and effect until the first to occur of the following: (i) the Guaranteed Obligations have been Paid in Full, and Bank has terminated this Guaranty; or (ii) 30 days after the date on which written notice of revocation is actually received by Bank. No revocation will affect: (i) the then existing liabilities of the revoking Guarantor under this Guaranty; (ii) Obligations created, contracted, assumed, acquired or incurred prior to the effective date of such revocation; (iii) Guaranteed Obligations created, contracted, assumed, acquired or incurred after the effective date of such revocation pursuant to any agreement entered into or commitment obtained prior to the effective date of such revocation; (iv) any Guaranteed Obligations then or thereafter arising under the Credit Agreement or any of the Loan Documents as then in effect; (v) renewals, extensions, consolidations and refinancing of any of the foregoing; (vi) principal, interest, charges, fees, costs or expenses of any kind relating to any of the foregoing then existing or thereafter arising; or (vii) any liabilities of any Guarantor other than the particular guarantor that issues such notice of revocation.

1.2

This Guaranty will not be affected by any delay, failure or omission of Bank in exercising any right, power or remedy with respect to any of the Guaranteed Obligations, or by any irregularity, unenforceability or invalidity of any of the Guaranteed Obligations or any part thereof or any Collateral or other guaranty or liability therefor.

1.3

This Guaranty will not be affected by: (i) any dissolution of a Borrower or Guarantor or any other party to a related agreement, or the combination or consolidation of a Borrower or Guarantor or any other party to a related agreement into or with another entity, or any transfer or disposition of any assets of a Borrower or Guarantor or any other party to a related agreement; (ii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or other security therefor) of any obligation of Guarantor hereunder or any other guarantor under any other guaranty; and (iii) any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) that may or might in any manner or to any extent vary the risks of Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to Borrowers or any other guarantor or to any collateral in respect of the Guaranteed Obligations.

1.4

Unless otherwise expressly required by applicable law, notice of acceptance of this Guaranty, notice of extensions of credit to Borrowers from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, and any defense based upon a failure of Bank to comply with the notice requirements of the applicable version of Uniform Commercial Code Section 9-611, or any predecessor or successor section thereto, are hereby waived. Bank at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing, discharging or modifying the liabilities of Guarantor hereunder, may in its sole discretion (i) change the manner, place or terms of payment or performance of or interest rates on, or change or extend the time of payment or performance of, or other terms relating to any of the Obligations, (ii) renew, increase, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Guaranteed Obligations, any other guaranties or other liabilities, or any Collateral for any Guaranteed Obligations or guaranties or other liabilities, (iii) deal or refrain from dealing with any Person, in its sole discretion, with respect to any Guaranteed Obligations in such manner as Bank deems appropriate in its sole discretion, and/or (iv) accept, sell, substitute, exchange, compromise, release, surrender, offset, realize upon or otherwise deal with in any manner and in any order any of the Guaranteed Obligations, any guaranty or other liability for any of the Guaranteed Obligations, or any Collateral for any of the Guaranteed Obligations or for any guaranty or other liability relating to any of the Guaranteed Obligations. Guarantor agrees and acknowledges that Bank may apply any payment from Borrowers or any other amount received in connection with any of the Guaranteed Obligations (including without limitation, proceeds of any collateral for the Guaranteed Obligations) to such of the Guaranteed Obligations and in such order as Bank elects in its sole discretion and without any obligation to credit the amount applied against the amount of Guarantor’s liability for the Guaranteed Obligations (unless and except to the extent that such payment is made by Guarantor pursuant to this Guaranty). Irrespective of the taking or refraining from taking of any of the foregoing actions, the obligations of Guarantor will remain in full force and effect and will not be affected, impaired, discharged, or released in any manner. Bank, in its sole discretion, may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Borrowers and it need not pursue any of its remedies against Borrowers, any other guarantor or other Person, before executing upon the Collateral or enforcing this Guaranty.

1.5	The books and records of Bank will be prima facie evidence of the Guaranteed Obligations and binding on Guarantor absent manifest error.

2.	Representations, Warranties and Covenants. Guarantor hereby represents, warrants and covenants as follows (all of which survive the execution and delivery of this Guaranty):

2.1

This Guaranty is a legal, valid, and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

2.2

The execution and delivery of this Guaranty and the performance of the Guarantor’s obligations under this Guaranty, have been duly authorized by all necessary organizational action, the Guarantor has received any required governmental or regulatory agency approvals and the Guaranty does not and will not contravene or conflict with any provision of law other than such contravention or conflict that would not reasonably be expected to result in a Material Adverse Effect or of the Organizational Documents of Guarantor or of any agreement binding upon Guarantor other than such contravention or conflict that would not reasonably be expected to result in a Material Adverse Effect.

2.3

Guarantor is aware of the financial condition of Borrowers and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Bank.

2.4

Guarantor desires that Bank grant Borrowers the credit described in the Credit Agreement, deems it to be in the direct pecuniary interest of Guarantor that Borrowers obtain such credit from Bank and understands that Bank is willing to grant such credit only on certain terms and conditions, including the condition that Guarantor guarantee the Guaranteed Obligations to the extent set forth herein.

2.5

Guarantor shall comply in all material respects with all agreements and requirements with which Guarantor is required to comply, or with which Borrowers are required to assure compliance by Guarantor under any of the documents or instruments evidencing or relating to the Guaranteed Obligations. All acknowledgements and consents made by Guarantor in the Credit Agreement are incorporated herein by reference and shall be binding on Guarantor even though Guarantor is not a party to the Credit Agreement.

2.6

Guarantor acknowledges that it is guaranteeing the debts of Borrowers, and that Guarantor derives a direct and substantial financial benefit from the Borrowers obtaining the financing contemplated under the Credit Agreement.

3.

Reinstatement. Guarantor agrees that this Guaranty will continue to be effective or be reinstated, as the case may be, at any time payment received by Bank in respect of the Guaranteed Obligations is rescinded or must be restored for any reason or is repaid by Bank in whole or in part in good faith settlement of any pending or threatened avoidance claim. The provisions of this Section will remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to Bank’s rights under this Guaranty and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive any revocation, termination, cancellation or discharge of this Guaranty or of any of the Guaranteed Obligations.

4.	Events of Default.

4.1

The occurrence of any of the following events will be deemed to be an “Event of Default” under this Guaranty: (i) Guarantor has filed, or had filed against Guarantor, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws; or (ii) any Event of Default (as defined in the Credit Agreement).

4.2

Immediately and automatically upon any Event of Default under clause (i) of the immediately preceding paragraph with respect to Guarantor (without demand or notice of any kind, which hereby are expressly waived), or, at the option of Bank, immediately upon the occurrence and continuance of any other Event of Default with written notice to Borrowers, Guarantor will pay to Bank all amounts due or to become due under the terms hereof and the amount of the Guaranteed Obligations (for purposes of an Event of Default under clause (i) of the immediately preceding paragraph all of the Guaranteed Obligations then existing will be accelerated and become immediately due and payable in full from Guarantor, whether or not then due and payable by Borrowers). Guarantor will pay such amounts without setoff, counterclaim, presentment, demand, protest, and notice of demand, protest, and dishonor, which hereby are expressly waived.

4.3	The rights and remedies of Bank, after the occurrence and continuance of any such Event of Default, will include but not be limited to the right to collect this Guaranty under applicable law.

5.

Subrogation and Subordination. Guarantor further agrees with respect to this Guaranty that it will have no right of subrogation, reimbursement, contribution, or indemnity, nor any right of recourse to security for the Guaranteed Obligations until the Guaranteed Obligations have been Paid in Full. No setoff, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature, that Guarantor has or may have in the future against Borrowers, or that Borrowers have or may have in the future against Bank, will be available hereunder to Guarantor against Bank. Any indebtedness, liability or other obligation of Borrowers now or hereafter owed to Guarantor hereby is subordinated to the Guaranteed Obligations; and, unless otherwise agreed by Bank, all payments or other transfers made under or on account of any such indebtedness, liability, or other obligation will be received by Guarantor as trustee for Bank and immediately paid over to Bank on account of the Guaranteed Obligations but without in any manner reducing or affecting the liability of Guarantor under this Guaranty.

6.

Costs.  To the extent that Bank incurs any reasonable, documented, and out-of-pocket costs or expenses in protecting or enforcing its rights under this Guaranty, including but not limited to reasonable and documented attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be a direct and primary obligation of Guarantor and will bear interest from the incurring or payment thereof at the Default Rate.

7.	General.

7.1

Indemnity and Repayments or Recovery from Bank.  Guarantor will indemnify, defend, and hold harmless Bank, its directors, officers, counsel, agents, and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs, and expenses, joint or several (including all reasonable and documented accounting fees and reasonable and documented attorneys’ fees), that Bank or any such indemnified party may incur arising out of this Guaranty, or any act, omission, matter or actual or proposed transaction under or with respect to any of the foregoing, except the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive any revocation, termination, cancellation or discharge of this Guaranty or of any of the Guaranteed Obligations.

7.2

Withholding Taxes. All payments to be made by Guarantor under this Guaranty shall be made without setoff or counterclaim and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Guarantor is compelled by law to make payment subject to such tax. In such event, Guarantor shall: (a) pay to the Bank for the account of the Bank such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which would have been receivable under this guaranty had payment not been made subject to such tax; and (b) send to the Bank such certificates or certified copies of receipts as the Bank shall reasonably require as proof of the payment by Guarantor of any such taxes payable by Guarantor. As used herein, the terms “tax”, “taxes” and “taxation” include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge, together with interest thereon and fines and penalties with respect thereto, which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the Guaranteed Obligations or the obligation of Guarantor hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against any Borrower, Guarantor or the Bank).

7.3

Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be given in the manner specified in the Credit Agreement and addressed as follows:

If to Bank at:

First Merchants Bank

8711 River Crossing Blvd.

Indianapolis, Indiana 46240

Attention: Charlie Hageboeck

If to Guarantor at:

Creative Realities Canada, Inc.

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

Attention: Will Logan, CFO

7.4

Remedies Cumulative, Etc.  The terms of this Guaranty may be enforced as to any one or more breaches either separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Bank may deem expedient, and no single or partial exercise of any right or remedy will preclude any further exercise thereof. No right or remedy herein conferred upon or reserved to Bank hereunder is intended to be exclusive of any other available right or remedy, but each and every such right or remedy will be cumulative and will be in addition to every other right or remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default or default, omission or failure of performance hereunder or under any of the Guaranteed Obligations will impair any such right, remedy or power or will be construed to be a waiver thereof or an acquiescence therein, nor will it affect any subsequent Event of Default or default of the same or a different nature.

7.5

Waivers and Modifications.  No delay or failure on the part of Bank to exercise any right, remedy or power hereunder, under any of the Guaranteed Obligations or under applicable law, will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Unmatured Event of Default or Event of Default or affect any other or subsequent breach, Unmatured Event of Default or Event of Default of the same or a different nature. No waiver of any breach, Default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Guaranty or any of the Security Documents, nor consent to any departure by any Guarantor therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Bank and specifically refers to this Guaranty, and then such modification, waiver, discharge, termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Guarantor in any case will entitle any Guarantor to any other or further notice or demand in the same or any similar or other circumstance.

7.6

Binding Effect, Assignability.  This Guaranty will be binding upon Guarantor and Guarantor’s heirs, administrators, successors and assigns and inure to the benefit of Bank and its successors and assigns; provided, however, that Guarantor may not assign, transfer, or otherwise delegate any of Guarantor’s obligations under this Guaranty in whole or in part without the prior written consent of Bank, and Bank at any time may assign this Guaranty in whole or in part in accordance with Section 8.08 of the Credit Agreement. If any or all of the Guaranteed Obligations are assigned by Bank, this Guaranty will inure to the benefit of Bank’s assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments; provided that no assignment will operate to relieve Guarantor from any duty to Bank hereunder with respect to any unassigned portion of the Guaranteed Obligations.

7.7

Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders. The headings in this Guaranty are for convenience only and will not limit or otherwise affect any of the terms hereof.

7.8

Complete Agreement.  This Guaranty, the Credit Agreement, and the other Loan Documents constitute the entire agreement of the parties and supersede all prior oral and written negotiations, agreements, and understandings regarding the subject matter of this Guaranty.

7.9

Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement; provided, however, that the failure of Guarantor to sign any or all counterparts will not affect the liability of any other Person which may hereafter be joined as a Guarantor hereunder. Any party so executing this Guaranty by electronic means shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic means.

7.10

Illegality.  If any provision of this Guaranty is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision herein; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to payment, then, at the option of Bank, all of the Guaranteed Obligations will become immediately due and payable.

7.11

Governing Law and Jurisdiction.  This Guaranty has been delivered and accepted at and will be deemed to have been made at Indianapolis, Indiana and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Indiana, excluding its conflict of laws rules, and will include all matters arising out of or relating to this Guaranty, including without limitation claims as to its validity, interpretation, construction, performance, and all claims sounding in tort. Guarantor hereby irrevocably agrees and submits to the nonexclusive jurisdiction of any state or federal court located within Marion County, Indiana; provided that nothing contained in this Agreement will prevent Bank from bringing any action, enforcing any award or judgment or exercising any rights against Guarantor individually, against any security or against any property of Guarantor within any other county, state, or other foreign or domestic jurisdiction. Bank and Guarantor agree that the venue provided above is the most convenient forum for both Bank and Guarantor. Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

7.12

Judgement Currency.  If by reason of any judgment or award or for any other reason the Bank receives a payment hereunder or otherwise in respect of the Guaranteed Obligations in a currency other than United States Dollars and/or in a place other than Indianapolis, Indiana (hereinafter called "the Place of Payment"), the Bank shall, as soon as practicable and in accordance with Bank's own banking procedures, convert that payment into United States Dollars and transfer the proceeds to the Place of Payment. If, after any such conversion and transfer, the amount of United States Dollars received at the Place of Payment is less than the actual amount due hereunder, then Guarantor shall forthwith pay the amount of any such deficiency and, until paid, the Bank shall have a separate cause of action therefor against Guarantor notwithstanding any judgment or award to the contrary.

7.13

CONSEQUENTIAL DAMAGES. GUARANTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT GUARANTOR MAY HAVE TO CLAIM OR RECOVER FROM BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

7.14

WAIVER OF JURY TRIAL. THE PARTIES HERETO (AND BANK BY ITS ACCEPTANCE HEREOF) EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. GUARANTOR AND BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Guarantor acknowledges that Guarantor has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the date and year first above written.

CREATIVE REALITIES CANADA, INC.

an Ontario corporation

By:                      /s/ Will Logan

Will Logan, Chief Financial Officer

[Signature Page to Guaranty]